UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2010

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd. Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 11, 2010, the Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee”) of Parker-Hannifin Corporation (the “Corporation”), pursuant to the Corporation’s 2009 Omnibus Stock Incentive Plan and subject to the Corporation’s Stock Appreciation Rights Terms and Conditions, authorized a grant of stock appreciation rights (“SARs”) to each of its executive officers, including the named executive officers listed below:

Named Executive Officer	Number of SARs
Donald E. Washkewicz	157,680
Timothy K. Pistell	59,700
Lee C. Banks	41,790
Marwan M. Kashkoush	30,290

The SARs have an exercise price equal to the closing price of the Corporation’s common stock on the date of grant. The SARs have a ten-year term and vest in one-third increments on each of the first, second and third anniversaries of the grant date. When vested, each SAR entitles the holder to receive the increase in value between the grant price and the fair market value of one share of the Corporation’s common stock. Upon exercise of a SAR, shares of the Corporation’s common stock are issued directly to the holder. The foregoing summary is qualified in its entirety by reference to the Corporation’s Stock Appreciation Rights Terms and Conditions attached hereto as Exhibit 10.1 and the Corporation’s Stock Appreciation Rights Award Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

10.1	Parker-Hannifin Corporation Stock Appreciation Rights Terms and Conditions

10.2	Parker-Hannifin Corporation Stock Appreciation Rights Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Thomas A. Piraino, Jr.
Thomas A. Piraino, Jr.
Vice President and Secretary

Date: August 17, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Parker-Hannifin Corporation Stock Appreciation Rights Terms and Conditions

10.2	Parker-Hannifin Corporation Stock Appreciation Rights Award Agreement